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                   CONTRACT FOR SALE AND PURCHASE OF BUSINESS

     This contract for sale and purchase, hereinafter referred to as "Contract" or "Agreement," is executed this 12th day of February 2002, by and between Bidbay.com, hereinafter referred to as "Seller," and Wester Cooley, hereinafter referred to as "Buyuer."

     WITNESSETH:

     WHEREAS, Seller is the owner of a business by the name of "AskGt.com" an online business which provides the services of an online search engine (hereinafter referred to as "AskGt.com", and WHEREAS, Buyer desires to purchase Seller's property and Seller wishes to sell said property to Buyer;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell and Buyer agrees to buy AskGt.com upon the following terms and conditions.

     1.     PURCHASE  PRICE  AND  METHOD  OF  PAYMENT:

     Buyer shall pay Seller the sum of two million Dollars ($2,000,000). This amount is to be paid at the rate of $50,000 per week until the full amount has been paid. In the event any weekly payment amount exceeds $50,000, the excess amount shall be deduced from subsequent payments until the credit created by excess payment has been used.

     2.     CLOSING:

     The closing of the transactions contemplated by this agreement, hereinafter referred to as "The Closing" shall be held at Tujunga, California, on the 12th day of February 2002, or at such other place, date and time as the parties hereto may otherwise agree. Such date to be referred to in ths Agreement as the "Closing Date."

     3.     OTHER  TERMS:

     a. Seller shall host the website AskGt.com on AuctionDiner.com free of charge until and through August 12, 2002.

     b. Seller shall allocate twenty (20) hours per month to AskGt.com to make reasonable changes as required by Buyer. Any additional time is billed to Buyer at the rate of one hundred twenty Dollars ($120) per hour.

     c. Seller agrees that Buyer may operate AskGt.com from Seller's business premises located at 9925 Commerce Avenue, Tujunga, California through August 12, 2002 free of charge while Buyer finds a new location.

     d. Seller shall provide consulting to Buyer free of charge, on an as needed basis and during normal business hours through August 12, 2002. Any


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          further  consultation  after  that date shall be made at Seller's then normal  rates.

     e. If for any reason Buyer fails to make the payment on a timely basis, Seller's only remedy is to regain possession of AskGt.com and Buyer shall forfeit payments which Buyer has made to seller. No other damages are allowed to either party under the terms of this contract.

     4.     REPRESENTATIONS  AND  WARRANTIES:

     Buyer  and  Seller  hereby  represent  and  warrant  the  following:

     a. Brokers. There has been no act or omission by Buyer or Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

     b. Authority to Transact. Seller represents that it is the true owner of title to AskGt.com and there are no encumbrancers on the business or any of the possessions of AskGt.com. Buyer represents that it has authority to make the purchase.

     5.     GENERAL  PROVISIONS:

     a. Survival of Representations and Warranties. Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this agreement shall survive the Closing Date and terminate on the second anniversary of such date. Except as set forth in this Agreement, the exhibits hereto or in the documents and papers in connection herewith, there are no other agreements, representations, and warranties, or covenants by or among the parties hereto with respect to the subject matter.

     b. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     c. Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class

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          mail,  postage  prepaid,  to:

          Seller:  bidbay.com

          7209  Foothill  Blvd.
          Tujunga,  CA  91042

          Buyer:  Wester  Cooley

          9925  Commerce  Ave.
          Tujunga,  CA  91042

     d. Sections and Headings. The section and other headings contained in this Agreement are for references purposes only and shall not affect the meaning or interpretations of this Agreement.

     e. Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein agree to submit to the personal jurisdiction and venue of the State of California, County of Los Angeles, City of Glendale.

     f. Indemnity: Each party agrees to defend and indemnify the other party for liabilities and/or damages suffered as a result of the negligence of the first party.

     g. Attorney Fees: In the event that litigation arises out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reasonable attorney fees.

     h. Time Is of The Essence. Time and timely performance are of the essence of this contract and of the covenants and provisions hereunder.

     i. Successors and Assigns. Rights and obligations created by this contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

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     j.   Severability: If a court of competent jurisdiction finds any provision in this Agreement to be unenforceable, all other provisions of this Agreement shall remain in full force and effect.

Dated:

/s/  George  Tannous
_____________________________
Bibbay.com,  Seller
By  George  Tannous,  CEO


/s/  Wester  Cooley
_____________________________
Wester  Cooley,  Buyer